UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 30, 2025 (July 24, 2025)

Date of Report (date of earliest event reported)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Gordon Samson as President, Intellectual Property

Gordon Samson, President, Intellectual Property of Clarivate Plc (the “Company”) will depart from his position, effective September 7, 2025. Following such date, Mr. Samson will remain employed by the Company in a non-executive role until December 31, 2025.

In connection with the transition of his role, on July 25, 2025, the Company entered into a compromise agreement with Mr. Samson. Pursuant to the terms of the compromise agreement, in exchange for his execution and non-revocation of a release of claims and continued compliance with the terms of his agreement (including his restrictive covenants), in connection with his termination of employment Mr. Samson will receive (i) lump-sum cash payments equal to £1,458,552, (ii) accelerated vesting of any unvested RSUs that would have vested within 18 months of his separation and (iii) if applicable, a tax equalization payment to account for days of work in the United Kingdom.

Pursuant to the terms of his existing arrangements, Mr. Samson is subject to certain restrictive covenants, including 12-month post-termination non-compete and non-solicit obligations, a perpetual confidentiality obligation, a non-disparagement covenant and intellectual property assignment provisions.

The foregoing description of the compromise agreement with Mr. Samson contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of his agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Departure of Valeria Alberola from the Board

On July 28, 2025, Valeria Alberola notified the Company of her intention to resign from the Board of Directors of the Company, effective as of December 31, 2025. Ms. Alberola confirmed that her decision to resign is due to a change in her primary employment and not as a result of any disagreement between her and the Company, its management, the Board of Directors, or any committee thereof.

Item 7.01 Regulation FD Disclosure

On July 30, 2025, the Company announced that Maroun S. Mourad will assume the role of President, Intellectual Property, effective as of September 8, 2025.

The Company’s press release dated July 30, 2025 announcing the appointment of Maroun S. Mourad is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press release issued by Clarivate Plc dated July 30, 2025.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLARIVATE PLC

Date: July 30, 2025	By:	/s/ John Doulamis
	Name:	John Doulamis
	Title:	Senior Vice President, General Counsel